UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
350 Mission Street, 10th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note
This Amendment No. 1 on Form 8-K/A is being filed to amend the disclosure provided under Item 5.02 in the Current Report on Form 8-K filed by Yelp Inc. (the “Company”) with the U.S. Securities and Exchange Commission on March 28, 2024 (the “Original Report”) regarding Dan Jedda’s appointment to the board of directors of the Company (the “Board”). At the time of the Original Report, the Board had not made a determination regarding Mr. Jedda’s committee assignment(s). The Company hereby amends the Original Report to include information on Mr. Jedda’s committee assignment. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Report is amended by this Form 8-K/A.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dan Jedda to the Compensation Committee of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 20, 2024	YELP INC.
		By:	/s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer